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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Benefits Administration Committee of the Genzyme Corporation 401(k) Plan:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-111314) of Genzyme Corporation of our report dated June 28, 2004 relating to the financial statements and supplemental schedule of the Genzyme Corporation 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 28, 2004

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  EXHIBIT 23